SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NeurogesX, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NeurogesX, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2010

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeurogesX, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, June 2, 2010 at 2:00 p.m., local time, at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, for the following purposes:

1.	To elect Neil M. Kurtz M.D. and Anthony DiTonno as Class III directors to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 (Proposal Two);

3.	To approve the 2007 Stock Plan (as amended and restated) (Proposal Three); and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 8, 2010 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri Secretary

San Mateo, California

April 19, 2010

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 5, 2010. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2010 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 2, 2010:

The Company’s Proxy Statement, form of proxy card, Annual Report and Annual Report on Form 10-K are available at www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”

NEUROGESX, INC.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of NeurogesX, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, on Wednesday, June 2, 2010, at 2:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 358-3300.

The Company’s Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2009, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report and Annual Report on Form 10-K will first be mailed on or about May 5, 2010 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO NEUROGESX, INC., 2215 BRIDGEPOINTE PARKWAY, SUITE 200, SAN MATEO, CALIFORNIA, 94404, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 8, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 100,000,000 shares of Common Stock were authorized and 11,864,851 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to the Company at its principal offices (Attention: Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Solicitation of Proxies

The Company is making this solicitation and will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting

On all matters, each share has one vote. See “Vote Required” under Proposal One – Election of Two Class III Directors.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Wells Fargo Shareowner Services, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company;

•	for the approval of the 2007 Stock Plan (as amended and restated); and

•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted other than as provided for the matters set forth above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company no later than December 28, 2010.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card, the Annual Report and the Annual Report on Form 10-K are available on our website at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”

PROPOSAL ONE

ELECTION OF TWO CLASS III DIRECTORS

Nominees

The Company’s Board of Directors currently has six authorized directors and currently consists of six members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of Bradford S. Goodwin and John A. Orwin who will serve until the 2011 Annual Meeting of Stockholders.

•	Class II consists of Robert T. Nelsen and Jean-Jacques Bienaimé who are to serve until the 2012 Annual Meeting of Stockholders. and

•

Class III consists of Neil M. Kurtz, M.D., and Anthony A. DiTonno, who are to serve until the 2010 Annual Meeting of Stockholders. If elected as Class III directors, Neil M. Kurtz M.D. and Anthony A. DiTonno are to serve until the 2013 Annual Meeting of Stockholders;

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If the nominees become unable or decline to serve as directors or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class III director and their biographical information are as follows:

•	Neil M. Kurtz M.D.

•	Anthony A. DiTonno.

Biographical information for Dr. Kurtz and Mr. DiTonno can be found below in the “Directors and Executive Officers” section.

The Company is not aware of any reason that the nominees will be unable or will decline to serve as directors. If elected, Dr. Kurtz’s and Mr. DiTonno’s terms of office are to continue until the Company’s Annual Meeting of Stockholders held in 2013 or until successors have been elected and qualified. There are no arrangements or understandings between any director or named executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from nominees and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2010, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Principal Accountant Fees and Services

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2009	2008
Audit Fees	$420,800	$416,968
Audit-Related Fees	34,250	13,500
Tax Fees	—	—
All Other Fees	2,000	—

Total	$457,050	$430,468

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2009, 2008, 2007 and 2006.

Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit-related fees include fees associated with accounting consultations. Tax fees include tax compliance services. All other Fees consist of all other services provided by Ernst & Young that are not reported above. The services for the amounts disclosed under this category include an annual subscription fee to Ernst & Young for accounting literature.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as our independent registered public accounting firm. All non-audit services provided by Ernst & Young LLP since the Company became an issuer, within the meaning of Section 10A(f) of the Exchange Act, have been pre-approved in accordance with the SEC rules for maintaining auditor independence.

PROPOSAL THREE

APPROVAL OF THE 2007 STOCK PLAN (AS AMENDED)

Our 2007 Stock Plan was originally adopted by our board of directors in January 2007 and became effective upon our Registration Statement on Form S-1 on May 1, 2007. A total of 1,333,333 shares of common stock were initially authorized for issuance thereunder. The authorized amount was thereafter increased pursuant to the evergreen provisions of the 2007 Stock Plan as well as by shares subject to stock options or similar awards granted under the Company’s 2000 Incentive Stock Plan, or the 2000 Plan, that were returned and rolled into the 2007 Stock Plan pursuant to the terms of the 2007 Stock Plan. As of January 1, 2010, a total of 4,122,549 shares have been authorized for issuance under the 2007 Stock Plan.

Our Board of Directors is now requesting that our stockholders approve the 2007 Stock Plan, as amended, or the Amended 2007 Plan. In particular, we are seeking stockholder approval of the material terms of the Amended 2007 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). Our Board of Directors has approved the Amended 2007 Plan, subject to approval from our stockholders at the 2010 Annual Meeting. If our stockholders approve the Amended 2007 Plan, it will replace the current version of the 2007 Stock Plan and will continue in effect until January 2017 unless terminated earlier by our Board of Directors. Approval of the Amended 2007 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2010 Annual Meeting.

The Amended 2007 Plan was amended to allow the Company to continue to deduct in full for federal income tax purposes the compensation recognized by its named executive officers in connection with certain awards granted under the Amended 2007 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Amended 2007 Plan to qualify as “performance-based” within the meaning of Section 162(m), the Amended 2007 Plan limits the sizes of such awards as further described below.

The following is a summary of some of the material differences between the Amended 2007 Plan and the 2007 Stock Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2007 Plan, set forth as Appendix A.

•

The Amended 2007 Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual awards, which is necessary to allow the Company to be eligible to receive income tax deductions under Section 162(m), as follows:

Award Type	General Fiscal Year Limit	Additional Amount in Connection with Initial Service as an Employee
Stock Options	1,000,000 shares	500,000 shares
Stock Appreciation Rights	1,000,000 shares	500,000 shares
Restricted Stock	300,000 shares	150,000 shares
Restricted Stock Units	300,000 shares	150,000 shares
Performance Shares	300,000 shares	150,000 shares
Performance Units	$1,000,000	N/A

•

Specific performance criteria have been added to the Amended 2007 Plan so that certain Awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow the Company to be eligible to receive income tax deductions, notwithstanding the limitations, under

Section 162(m). These performance criteria may include: attainment of research and development milestones, business divestitures and acquisitions, in license and out license activities, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, working capital, business development and commercial partnerships.

Our Board of Directors believes that the approval of the Amended 2007 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Summary of the Amended 2007 Plan

The following is a summary of the principal features of the Amended 2007 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2007 Plan itself set forth in Appendix A.

The Amended 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, and (v) performance shares and performance units. Each of these is referred to individually as an “Award” or collectively as “Awards” and each holder of an Award is referred to as a “participant” or collectively as “participants.” Those eligible for Awards under the Amended 2007 Plan include employees and consultants who provide services to us or our parent or subsidiaries as well as directors of the Company. As of January 1, 2010, approximately 50 of our employees and directors would be eligible to participate in the Amended 2007 Plan.

Number of Shares of Common Stock Available Under the Amended 2007 Plan. The maximum aggregate number of shares that may be awarded and sold under the Amended 2007 Plan is (A) 4,122,549 shares, which includes shares returned to the Amended 2007 Plan prior to January 1, 2010 under (B) below and increases under (C) below for years prior to the 2011 fiscal year, plus (B) any shares subject to stock options or similar awards granted under our 2000 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under our 2000 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added to the Amended 2007 Plan pursuant to this clause (B) equal to 866,666 shares (which is includes shares previously returned to the Amended 2007 Plan pursuant to clause (B)), plus (C) an annual increase to be added on the first day of each fiscal year beginning with the 2011 fiscal year, in an amount equal to the least of 1,333,333 shares, 5% of the outstanding shares on the last date of the immediately preceding fiscal year, or an amount determined by our board of directors. The shares may be authorized, but unissued, or reacquired common stock.

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended 2007 Plan. Upon exercise of a stock appreciation right settled in shares, only shares actually issued pursuant to the stock appreciation right will cease to be available under the Amended 2007 Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Amended 2007 Plan. Shares that have actually been issued under the Amended 2007 Plan under any Award will not be returned to the Amended 2007 Plan and will not become available for future distribution under the Amended 2007 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Amended 2007 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Amended 2007 Plan.

If we declare a dividend or other distribution or engage in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting our shares, the Administrator (defined below) will adjust the (i) number and class of shares available for issuance under the Amended 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended 2007 Plan. Our Board of Directors, or its compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board of Directors, referred to as the “Administrator”, will administer the Amended 2007 Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, or the Exchange Act. To the extent the Administrator determines it desirable to qualify awards granted under the Amended 2007 Plan as “performance-based compensation”, the members of the committee will consist of two or more “outside directors” under Section 162(m) (so that we can receive a federal tax deduction for certain compensation paid under the Amended 2007 Plan).

Subject to the terms of the Amended 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Amended 2007 Plan), and to interpret the provisions of the Amended 2007 Plan and outstanding Awards. The Administrator may implement an exchange program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, Awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Formula Awards to Outside Directors. The Amended 2007 Plan provides that each person who first becomes an outside director will automatically receive an option to purchase 20,000 shares on or about the date the person first becomes an outside director, referred to as an initial option, provided, that a director who is an employee, or an inside director, who ceases to be an inside director, but who remains a director will not receive an initial option. Outside directors, other than the Chairman of the Board of Directors, will also automatically receive an option to purchase 10,000 shares on the date of each annual meeting of stockholders, referred to as the annual option, provided he or she will have served on our board of directors for at least the preceding six months. The Chairman of the board of directors will be automatically granted an option to purchase 15,000 shares on the date of each annual meeting of the stockholders, referred to as the annual Chairman option, provided he or she will have served on our Board of Directors for at least the preceding six months. Each initial option will vest and become exercisable as to 25% of the shares subject to the initial option on each anniversary of its grant date and each annual option will vest and become exercisable as to 100% of the shares subject to the annual option on the day prior to the following year’s annual stockholder meeting (but in no event later than December 31 of the calendar year following the calendar year during which the annual option was granted), provided, in each case, the participant continues to serve as a director through such dates.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2007 Plan. The Administrator determines the number of shares subject to each option, although the

Amended 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to an additional 500,000 shares.

The Administrator determines the exercise price of options granted under the Amended 2007 Plan, provided the exercise price of options must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed 10 years. In addition, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed 5 years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) 3 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability, but in no event later than the expiration of the option’s term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. On the date set forth in the Award agreement, all unearned shares of restricted stock will be forfeited to us. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with us. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and generally will be entitled to receive all dividends and other distributions paid with respect to those shares, except that dividends or distributions paid in shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may only settle earned restricted stock units in cash, shares, or a combination of both. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 150,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Amended 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Amended 2007 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 500,000 shares in connection with his or her initial employment with us.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that in connection with his or her initial employment with the Company, a participant may be granted performance shares covering up to an additional 150,000 shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including attainment of research and development milestones, business divestitures and acquisitions, in license and out license activities, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, working capital, business development and commercial partnerships. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any Award granted subject to performance goals, within the first 25% of the performance period, but in no event more than ninety days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the Amended 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event we experience a merger or change in control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units shall lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Amendment and Termination of the Amended 2007 Plan. Our Board of Directors will have the authority to amend, alter, suspend or terminate the Amended 2007 Plan, except that stockholder approval will be required for any amendment to the Amended 2007 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Amended 2007 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Amended 2007 Plan will terminate in January 2017, unless our Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive under the Amended 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As described above, stock options are granted to outside directors pursuant to a formula. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the 2007 Stock Plan during the last fiscal year and (b) the average per share exercise price of such options,

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Anthony A. DiTonno	166,000	$2.82
Stephen F. Ghilieri	80,520	$3.14
Jeffery Tobias, M.D.	91,000	$1.31
Michael E. Markels	76,000	$4.20
All named executive officers, as a group	593,892	$2.67
All directors who are not named executive officers, as a group	80,000	$7.31
All employees who are not named executive officers, as a group	387,750	$4.69

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Amended 2007 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an Award under the Amended 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended 2007 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended 2007 Plan with a deferral feature, including nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock, will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2007 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Purpose for recommending amendment of the Amended 2007 Plan and approval of its material terms

We believe that the amendments to the Amended 2007 Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2007 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

Vote Required

Approval of the Amended 2007 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2010 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2007 STOCK PLAN, AS AMENDED AND RESTATED.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Anthony A. DiTonno	61	President, Chief Executive Officer, Class III Director
Stephen F. Ghiglieri	48	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Jeffrey K. Tobias, M.D.	55	Executive Vice President, Research and Development, Chief Medical Officer
Michael E. Markels	44	Senior Vice President, Commercial and Business Development
Jean-Jacques Bienaimé (1)(3)	56	Class II Director
Bradford S. Goodwin (1)(2)	55	Class I Director
Neil M. Kurtz, M.D. (2)(3)	59	Class III Director
Robert T. Nelsen (2)(3)	46	Class II Director
John A. Orwin (1)(3)	46	Class I Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Governance Committee.

There is no family relationship between any director or executive officer of the Company.

Anthony A. DiTonno has served as the Company’s Chief Executive Officer and President since August 2003 prior to which he served as the Company’s Chief Operating Officer beginning in April 2003. From October 2000 to November 2002, Mr. DiTonno served as Executive Vice President of Sales and Marketing for Enteric Medical Technologies, Inc., a medical device company. From 1997 to 2000, Mr. DiTonno served as Chief Executive Officer of LifeSleep Systems, Inc., a medical device company. From 1989 to 1997, Mr. DiTonno held various positions at Oclassen Pharmaceuticals, Inc., a pharmaceutical company, most recently as its Vice President and General Manager. Mr. DiTonno received a B.S. in business administration from St. Joseph’s University and an M.B.A. from Drexel University.

Stephen F. Ghiglieri has served as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer since January 2010. From October 2003 to January 2010 , he served as the Company’s Chief Financial Officer. From December 2002 to October 2003, Mr. Ghiglieri served as Chief Financial Officer of Hansen Medical, Inc., a medical device company. From March 2000 to April 2002, Mr. Ghiglieri served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Avolent, Inc., a software company. From July 1999 to 2000, Mr. Ghiglieri served as Vice President, Finance, Chief Financial Officer and Corporate Secretary of Andromedia, Inc., a software company. From 1994 to 1999, Mr. Ghiglieri served as Vice President, Finance and Administration, Chief Financial Officer and Corporate Secretary of Oacis Healthcare Systems, Inc., a healthcare technology company. From 1992 to 1994, Mr. Ghiglieri served as Controller of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to 1992, Mr. Ghiglieri served as an audit manager of PricewaterhouseCoopers, LLP. Mr. Ghiglieri received a B.A. in business administration from California State University, Hayward. Mr. Ghiglieri is also a Certified Public Accountant (inactive).

Jeffrey K. Tobias, M.D. has served as the Company’s Executive Vice President and Chief Medical Officer since January 2010. From November 2005 to January 2010, he served as the Company’s Chief Medical Officer. From September 1996 to November 2005, Dr. Tobias served as principal of the Aquila Consulting Group, a professional consulting firm. From June 1995 to September 1996, Dr. Tobias served as Director, New Product Discovery of Alza Corporation, a drug delivery solutions company. Dr. Tobias received a B.S. in biology and an M.D. from the University of Illinois.

Michael E. Markels has served as the Company’s Senior Vice President, Commercial and Business Development, since January 2010. From May 2006 to January 2010, he served as the Company’s Vice President, Commercial Operations and Business Development, and prior to that served as the Company’s Senior Director, Marketing and Sales from September 2003 to November 2004. From May 2005 to May 2006, Mr. Markels served as Senior Director of Marketing of Biogen Idec., a biotechnology company. From February 2001 to October 2002, Mr. Markels served as Senior Director Infectious Disease/Oncology Business Unit Head of InterMune, a biopharmaceutical company. From September 1990 to February 2001, Mr. Markels held a variety of positions, most recently as Director, Global Commercial Strategy of Glaxo Wellcome (now GlaxoSmithKline), a pharmaceutical company. Mr. Markels received a B.S. in biological sciences from Colorado State University and an M.B.A. from the Fuqua School of Business at Duke University.

Susan P. Rinne has served as Vice President of Regulatory Affairs since October 2007. Prior to joining NeurogesX, Ms. Rinne served as Vice President, Regulatory Affairs at ALZA Corporation from 1998 to 2006. From 1995 to 1998, Ms. Rinne served as Senior Director, Regulatory Affairs at ALZA Corporation. Ms. Rinne held positions of increasing responsibility in regulatory affairs at Syntex Corporation from 1983 to 1995. Ms. Rinne received an M.S. in Pharmacology and Toxicology and a B.S. in Biological Sciences from the University of California, Davis.

Jean-Jacques Bienaimé has served as a director of the Company since February 2004. Since May 2005, Mr. Bienaimé has served as Chief Executive Officer and director of BioMarin Pharmaceutical Inc., a publicly-held biopharmaceutical company. From November 2002 to April 2005, Mr. Bienaimé served as the Chairman, Chief Executive Officer and President of Genencor International, a biotechnology company acquired by Danisco A/S. From June 1998 to October 2002, Mr. Bienaimé was Chief Executive Officer and President of SangStat Medical, a biotechnology company. From October 1992 to May 1998, Mr. Bienaimé held various management positions, most recently as Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division of Rhône-Poulenc Rorer Pharmaceuticals (now The Sanofi-Aventis Group), a pharmaceutical company. Mr. Bienaimé received a B.S. in economics from the Ecole Supérieure de Commerce de Paris and an M.B.A. from the Wharton School at the University of Pennsylvania.

Bradford S. Goodwin has served as a director of the Company since August 2009. Since May 2008 he has served as President and Chief Executive Officer of Keren Pharmaceutical, Inc., a biotechnology company. From December 2001 to December 2006, Mr. Goodwin served as Chief Executive Officer and a member of the Board of Directors of Novacea, Inc., a publicly-held biopharmaceutical company (subsequently sold to Transcept Pharmaceuticals). From March 2000 to July 2001, Mr. Goodwin served as President, Chief Operating Officer and Founder of Collabra Pharma, a privately-held drug development company. From March 1987 to February 2000, Mr. Goodwin held various positions at Genentech, Inc., a publicly-held biotechnology company, including most recently Vice President of Finance. Mr. Goodwin is currently a member of the Board of Directors of Rigel Pharmaceuticals, Inc., a publicly held biotechnology company, and Facet Biotech Corp, a publicly-held biotechnology company where he is Chairperson of the Board (Facet Biotech is currently in the process of being acquired by Abbott Labs). In addition to his past directorship at Novacea, Mr. Goodwin was a director of PDL BioPharma, a publicly-held biotechnology company, from April 2006 to December 2008 (until the spin off of Facet Biotech Corp), and from January 2004 to January 2007 he was a director of CoTherix, a publicly-held biotechnology company (acquired by Actelion). Mr. Goodwin is a Certified Public Accountant (inactive). Mr. Goodwin received a B.S. in Business Administration from the University of California at Berkeley.

Neil M. Kurtz, M.D. has served as a director of the Company since January 2006. Since August 2008, Dr. Kurtz has served as President and Chief Executive Officer of Golden Living, a healthcare services company. From April 2002 to August 2008, Dr. Kurtz served as President and Chief Executive Officer and director of TorreyPines Therapeutics, Inc., a biopharmaceutical company. From March 1995 to April 2002, Dr. Kurtz was President of Worldwide Clinical Trials, a healthcare solutions company. From January 1991 to March 1995 Dr. Kurtz served as Senior Vice-President for Boots LTD, an interrnational biopharmaceutical company. From

April 1988 until December, 1990, Dr. Kurtz served as Vice-President for Bayer, an international biopharmaceutical company. Dr. Kurtz received a B.A. in psychology from New York University and an M.D. from the Medical College of Wisconsin.

Robert T. Nelsen has served as a director of the Company since July 2000. Since July 1994, Mr. Nelsen has served as a managing director of venture capital funds associated with ARCH Venture Partners, a venture capital firm. From April 1987 to July 1994, Mr. Nelsen served as a senior manager of ARCH Development Corporation, a technology transfer company associated with the University of Chicago. Mr. Nelsen received a B.S. in biology and economics from the University of Puget Sound and an M.B.A. from the University of Chicago.

John A. Orwin has served as a director of the Company since November 2009. Since April 2010, Mr. Orwin has served as President and Chief Operating Officer for Affymax, a biopharmaceutical company. From September 2005 to April 2010, Mr. Orwin served as Senior Vice President, BioOncology Business Unit at Genentech, Inc., and before that, from January 2005 to September 2005, as Vice President, HER Franchise of Genentech ,Inc.. From July 2001 to March 2003, Mr. Orwin served as Marketing Director, Oncology at Ortho Biotech and from March 2003 to December 2004 as the Franchise Vice President of the Oncology Franchise at Tibotec Therapeutics, a division of Centocor Ortho Biotech Products, L.P. Mr Orwin served as the Senior Director, Oncology Marketing at Alza Pharmaceuticals from July 2000 to July 2001. In addition, Mr Orwin served as Vice President, Marketing at Sangstat Medical Corporation from August 1998 to August 2000; Marketing Director, Asthma at Rhone-Poulenc Rorer Pharmaceuticals from July 1994 to August 1998; and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation from July 1989 to July 1994. Mr. Orwin received a B.A. in economics from Rutgers University and an M.B.A. from the Stern School of Business, New York University.

Board Structure and Risk Oversight

The leadership structure of the Company’s Board of Directors currently consists of a non-executive Chairman of the Board, Jean-Jacques Bienaimé, who oversees Board of Directors meetings and works with the chief executive officer to establish meeting agendas. The Company believes that this structure enhances the independence of the Board of Directors and its ability to provide oversight of Company and its management. The Board of Directors also has three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, composed of independent directors, as discussed further below, to provide oversight of specific aspects of business operations and corporate governance. The chairpersons of each of these committees regularly report to the Board of Directors on such committee’s activities and decisions. The Company believes this leadership structure helps facilitate efficient decision-making and communication among the directors and fosters efficient Board of Directors function.

Management is primarily responsible for managing risks that the Company may face in the ordinary course of operating our business. The Board of Directors actively oversees potential risks and the Company’s risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board of Directors has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board of Directors in its risk oversight function by reviewing and discussing with management the Company’s system of disclosure controls and the internal controls over financial reporting, and risks associated with the Company’s cash investment policies. The Nominating and Corporate Governance Committee assists the Board of Directors in its risk oversight function by periodically reviewing and discussing with management important governance and regulatory compliance issues. The Compensation Committee assists the Board of Directors in its risk oversight function by overseeing strategies with respect to the Company’s incentive compensation programs and key employee retention issues. The Company believes that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board of Directors’ efficiency in fulfilling its oversight function with respect to different areas of the Company’s business risks and risk mitigation practices.

Board Meetings and Committees

The Board of Directors of the Company held a total of seven meetings during the fiscal year 2009. No director serving throughout fiscal year 2009 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served. The Board of Directors has a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee.

The Audit Committee consists of directors Mr. Goodwin, who serves as the chairman of the Audit Committee, Mr. Bienaimé and Mr Orwin. The Board of Directors has determined that Mr. Goodwin is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.neurogesx.com. The Audit Committee oversees the accounting and financial reporting processes of the Company, audits of the financial statements of the Company, reviews the Company’s internal accounting procedures, consults and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held ten meetings during fiscal 2009.

The Compensation Committee consists of directors Dr. Kurtz, who serves as the chairman of the Compensation Committee, Mr. Nelson and Mr. Goodwin. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.neurogesx.com. The Compensation Committee held five meetings during fiscal 2009.

The Nominating and Corporate Governance Committee consists of directors Mr. Bienaimé , who serves as the chairman of the Nominating and Corporate Governance Committee, Dr. Kurtz, Mr. Orwin and Mr. Nelson. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Company maintains a copy of the Nominating and Corporate Governance Committee charter on its website: www.neurogesx.com. The Nominating and Corporate Governance Committee is responsible for developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. In addition, the Nominating and Corporate Governance Committee appoints directors to committees of the Board of Directors and suggests rotation for Chairpersons of committees of the Board of Directors as it deems desirable from time to time; and evaluates and recommends to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or consulting status). During fiscal year 2009 the Nominating and Corporate Governance Committee held two meetings concurrently with Board of Directors meetings.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee approves all nominees for membership on the Board of Directors, including the slate of Director nominees to be proposed by the Board of Directors to our stockholders for election or any Director nominees to be elected or appointed by the Board of Directors to fill interim Director vacancies on the Board of Directors.

The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors of the Company. The Board of Directors, along with the Nominating and Corporate Governance Committee, utilizes its own resources to identify qualified candidates to join the Board of Directors and has used an executive recruiting firm to assist in the identification and evaluation of qualified candidates. For these services, an executive recruiting firm would be paid a fee. The Nominating and Corporate Governance Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Nominating and Corporate Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The particular experience, qualification or skills of each member of the Board of Directors that led the Nominating and Corporate Governance Committee to conclude that such director should serve on the Board of Directors are:

Director	Key Qualifications
Anthony A. DiTonno	Mr DiTonno has more than 25 years experience in the pharmaceutical and health care industries including many executive leadership roles with responsibility for corporate partnering initiatives, product branding efforts and sales and marketing.

Jean-Jacques Bienaimé	Mr Bienaimé has over 25 years of experience in the biotechnology and Healthcare industries, including many executive officer and chief executive officer roles in both publicly and privately held companies. His experience also includes leadership roles in executive management and sales and marketing. Mr Bienaimé also has director experience, including directorships on the board of other publicly held life science companies.

Bradford S Goodwin	Mr Goodwin is the Company’s audit committee financial expert. Mr Goodwin has experience in executive and chief executive officer roles at both publicly and privately-held companies. Mr Goodwin also has director experience, including directorships on the board or other publicly held life science companies.

Neil M. Kurtz, M.D.	Dr. Kurtz has experience in executive and chief executive officer roles at both publicly and privately-held companies. Dr. Kurtz also has director experience, including directorships on the board of other publicly-held life science companies.

Robert T. Nelsen	Mr. Nelsen has extensive venture capital and investment experience as a managing director of ARCH Venture Partners. Mr. Nelsen also has director experience, including directorships on the board of other publicly-held life science companies, including companies in the pain management sector

John A. Orwin	Mr. Orwin has experience in executive roles with both biotech and pharmaceutical companies, including extensive experience in sales and marketing and experience in the successful launch of new therapeutics

The Nominating and Corporate Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors and Nominating and Corporate Governance Committee believe that they can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in the Company’s bylaws.

Stockholder Communications with the Board of Directors

The Company does not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend annual meetings of the Company’s stockholders. Two directors attended the 2009 annual meeting of stockholders. In addition, the Company does not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company’s Investor Relations at IR@neurogesx.com or by writing to the Company at NeurogesX, Inc., Attention: Investor Relations, 2215 Bridgepointe Parkway, Suite 200, San Mateo, CA 94404. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of February 26, 2010 for:

•	each person known by the Company to beneficially own more than 5% of our outstanding shares of Common Stock,

•	each director and each nominee for director of the Company

•	each of the Company’s named executive officers, and

•	all such directors, nominees for director and executive officers of the Company as a group.

The percentage of ownership is based on 17,725,959 shares of Common Stock outstanding on February 26, 2010, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
5% Stockholders
Entities affiliated with Sphera Global Healthcare (2) Platinum House, 21 Ha’arba’ah Street Tel Aviv 64739, Isreal	3,600,037	20.3%
Entities affiliated with ARCH Venture Partners (3) 8725 West Higgins Road, Suite 290 Chicago, IL 60631	3,028,149	17.0%
Entities affiliated with SV Life Sciences Fund (4) 60 State Street, Suite 3650 Boston, MA 02109	2,521,315	13.7%
Entities affiliated with Walden International (5) 750 Battery Street, 7th Floor San Francisco, CA 94111	1,267,771	7.2%
Entities affiliated with Montreux Equity Partners (6) 2500 Sand Hill Road, #215 Menlo Park, CA 94025	1,021,199	5.8%
Named Executive Officers and Directors
Robert T. Nelsen (3)	3,038,149	17.0%
Anthony DiTonno (7)	480,831	2.7%
Stephen Ghiglieri (9)	220,464	1.2%
Jeffrey Tobias (13)	190,141	1.1%
Michael Markels (11)	166,793	*
Susan Rinne (12)	104,143	*
Jean-Jacques Bienaimé (8)	34,954	*
Neil Kurtz (10)	20,666	*
John Orwin	—	*
Bradford S. Goodwin	—	*
All directors and executive officers as a group (12 persons) (14)	4,480,753	23.5%

*	Beneficial ownership representing less than 1%.
(1)	This table is based upon information supplied by officers and directors and upon information gathered by NeurogesX about principal stockholders known to the company based on Schedules 13D, 13G, and Forms 3 and 4 filed with the SEC.

(2)	Represents (a) 2,618,107 shares of Common stock held by Moshe Arkin, (b) 686,746 shares of Common stock held by Sphera Global Healthcare Master Fund, (c) 235,897 shares of Common stock held by Sphera Master Fund L.P. and (d) 59,287 shares of Common stock held by the Puma Fund entities.
(3)	Represents: (a) 1,834,421 shares of Common Stock held by ARCH Venture Fund V, L.P. and the right to acquire 382,170 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 26, 2010, (b) 458,903 shares of Common Stock held by Healthcare Focus Fund, L.P., and (c) 11,004 shares of Common Stock held by ARCH V Entrepreneurs Fund, L.P. ARCH Venture Partners V, L.P. (GPLP) is the general partner of ARCH Venture Fund V, L.P., Healthcare Focus Fund, L.P., and ARCH V Entrepreneurs Fund, L.P. ARCH Venture Partners V, LLC (GPLLC) is the general partner of the GPLP, and has sole dispositive and voting power over shares owned by ARCH Venture Fund V, L.P., Healthcare Focus Fund, L.P., and ARCH V Entrepreneurs Fund, L.P. The people who have investment control of the GPLLC are Robert T. Nelsen, Steven Lazarus, Clinton Bybee and Keith Crandell, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein. In addition, Robert Nelsen has the right to acquire 10,000 shares of Common Stock exercisable within 60 days of February 26, 2010.
(4)	Represents: (a) 1,747,925 shares of Common Stock held by SV Life Science Fund IV, L.P. and the right to acquire 703,784 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 26, 2010 and (b) 49,625 shares of Common Stock held by SV Life Science Fund IV Strategic Partners, L.P. and the right to acquire 19,981 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 26, 2010. SV Life Sciences Fund IV (GP), L.P. is a general partner of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. SVLSF IV, LLC is a general partner of SV Life Sciences Fund IV (GP), L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. The people at SVLSF IV, LLC who have investment control of the SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. shares are Kate Bingham, James Garvey, Lutz Giebel, Eugene Hill, David Milne, Michael Ross and Henry Simon, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(5)	Represents: (a) 24,465 shares of Common Stock held by Asian Venture Capital Investment Corporation, (b) 32,622 shares of Common Stock held by International Venture Capital Investment III Corporation, (c) 24,465 shares of Common Stock held by International Venture Capital Investment Corporation, (d) 25,119 shares of Common Stock held by Pacven Walden Ventures Parallel V-B, C.V., (e) 2,283 shares of Common Stock held by Pacven Walden Ventures V Associates Fund, L.P., (f) 1,073,271 shares of Common Stock held by Pacven Walden Ventures V, L.P., (g) 25,119 shares of Common Stock held by Pacven Walden Ventures Parallel V-A, C.V., (h) 15,983 shares of Common Stock held by Pacven Walden Ventures V-QP Associates Fund, L.P., and (i) 44,444 shares of Common Stock held by Seed Ventures III Pte Ltd. The people who have investment control of Asian Venture Capital Investment Corporation, International Venture Capital Investment III Corporation, International Venture Capital Investment Corporation, Pacven Walden Ventures Parallel V-A, C.V., Pacven Walden Ventures Parallel V-B, C.V., Pacven Walden Ventures V Associates Fund, L.P., Pacven Walden Ventures V, L.P., Pacven Walden Ventures V-QP Associates Fund, L.P., and Seed Ventures III Pte Ltd. are Lip-Bu Tan and Andrew Kau, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(6)	Represents: (a) 465,099 shares of Common Stock held by Montreux Equity Partners II, SBIC, L.P., and (b) 556,100 shares of Common Stock held by Montreux Equity Partners III SBIC, L.P. The people who have investment control of Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. are Daniel K. Turner III, Howard D. Palefsky, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(7)	Represents (a) 111,637 shares of Common Stock held by Mr. DiTonno, and (b) the right to acquire 369,194 shares of Common Stock exercisable within 60 days of February 26, 2010.

(8)	Represents (a) 13,621 shares of Common Stock held by Mr. Bienaimé, of which 625 shares are subject to the Company’s right of repurchase upon termination of Mr. Bienaimé as a service provider, and (b) the right to acquire 21,333 shares of Common Stock exercisable within 60 days of February 26, 2010.
(9)	Represents (a) 39,735 shares of Common Stock held by Mr. Ghiglieri, and (b) the right to acquire 179,379 shares of Common Stock exercisable within 60 days of February 26, 2010.
(10)	Represents the right to acquire 20,666 shares of Common Stock, by Mr. Kurtz, exercisable within 60 days of February 26, 2010.
(11)	Represents (a) 18,311 shares of Common Stock held by Mr. Markels, and (b) the right to acquire 148,482 shares of Common Stock exercisable within 60 days of February 26, 2010.
(12)	Represents (a) 5,322 shares of Common Stock held by Ms. Rinne, and (b) the right to acquire 98,811 shares of Common Stock exercisable within 60 days of February 26, 2010.
(13)	Represents (a) 6,665 shares of Common Stock held by Dr. Tobias, and (b) the right to acquire 183,476 shares of Common Stock exercisable within 60 days of February 21, 2010.
(14)	See notes 2, 3 and notes 6 through 12.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors, referred to as the “Committee” throughout this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. The compensation programs for named executive officers are similar to those provided to other executive officers of the Company.

Compensation Philosophy and Objectives.

The Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns its executives’ compensation with the interests of the Company’s stockholders by rewarding achievement of goals and objectives that the Committee believes are important to the long term creation of value in the Company. The Company’s executive compensation program is designed to recruit and retain individuals with the skills necessary for the Company to achieve its business objectives and to motivate and reward those individuals fairly over time with compensation programs that promote achievement of, and contribution to, those objectives. To that end, named executive officer compensation has three main components: base compensation, or salary; annual bonus awards which are based upon specific goals and objectives to be established and approved by the Board of Directors; and stock option awards which may contain vesting acceleration features upon attainment of specific operational goals which are predetermined by the Committee. In addition, the Company provides its named executive officers a variety of benefits that are generally available to all salaried employees. The Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, the Committee’s philosophy is to have a significant portion of an employee’s compensation be performance-based while keeping base salary compensation at a competitive level.

Each element of compensation and the practices used to evaluate them are discussed in more detail below.

Benchmarking of Elements of Compensation.

The Committee believes it is important when making compensation-related decisions to be informed as to current practices of comparable companies in the life science industry. The Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with recruiting and retention goals, the Committee’s view of internal equity and consistency, the Company’s overall performance and other considerations the Committee deems relevant. The Committee consults periodically with an independent outside compensation consulting firm retained by the Committee. As it makes decisions about executive compensation, the Committee also obtains data from its consultant and from third party surveys regarding current compensation practices and trends among San Francisco Bay Area based companies in general and pharmaceutical and biosciences companies in particular, and reviews this information with its consultant. The Committee also discusses various other compensation matters with its consultant, both during the course of the Committee’s regular meetings and in private meetings.

During 2009, the Committee was advised by Setren Smallberg and Associates, Inc., an independent executive compensation consulting firm. The Committee retained this firm in 2009 to advise on compensation matters related to the Company’s management reorganization which affected three of the five named executives. During 2009 the Company did not employ the compensation consultant to perform an overall compensation review for its executive management as such a review was performed during 2008. The peer companies considered in this reorganization review performed by Setren, Smallberg & Associates, Inc., to support the Company’s management reorganization using the executive compensation practices of a representative number of publicly-held companies in the life science industry (the “Peer Companies”). The Peer Companies are:

•	Affymax, Inc.

•	Allos Therapeutics, Inc.

•	Barrier Therapeutics, Inc (now acquired by Stiefel Laboratories, Inc.)

•	Cell Therapeutics, Inc.

•	CombinatoRx Incorporated.

•	Cytokinetics Incorporated.

•	Dyax Corp.

•	Exelexis Inc.

•	Genomic Health Inc.

•	Geron Corp.

•	Jazz Pharmaceuticals, Inc.

•	Idenix Pharmaceuticals, Inc.

•	La Jolla Pharmaceutical Company.

•	Oncogenxex Pharmaceuticals Inc.

•	Rigel Pharmaceuticals, Inc

•	Sangamo BioSciences Inc.

•	ZymoGenetics, Inc.

The Company purchases, or otherwise acquires, and reviews executive compensation surveys of companies in the life science and high technology industries in the San Francisco Bay Area including the Radford Survey in determining appropriate compensation levels for the Company’s employees. The Committee intends to continue the Company’s practice of engaging executive compensation consultants from time to time to aid in compensation related evaluations.

Role of Named Executive Officers in Compensation Decisions.

The Chief Executive Officer aids the Committee by providing recommendations regarding the compensation of all named executive officers other than himself. The Committee uses analyses of cash and equity compensation prepared by the Chief Executive Officer to establish general budgetary guidelines for aggregate annual employee cash compensation. These analyses typically include evaluation of external benchmarks and surveys from such sources as Radford. For 2009, the Chief Executive Officer then allocated in his discretion among individual executives and employees on a case by case basis. The Committee’s 2010 compensation decisions were made in a similar fashion as discussed above in making the determination of named executive officer compensation. The Committee formally approved salary and stock option grants for the named executive officers including the Chief Executive Officer. In addition, for compensation of named executive officers and employees other than the Chief Executive Officer, annual performance review of such officer’s or employee’s manager was conducted to provide input about such individual’s contributions to the Company’s goals and objectives for the period being assessed. For the Chief Executive Officer, such review was conducted by the Committee. For compensation decisions regarding grants of equity compensation, including vesting schedules and in some cases milestones providing for accelerated vesting if such milestones are achieved, relating to employees other than to our Chief Executive Officer, the Committee typically considers recommendations from the Chief Executive Officer and other members of management. To date, Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also the Chief Executive Officer and Chief Financial Officer.

Compensation Components

Base Compensation.

Generally, the Committee believes that base salaries should be market driven, competitive to the San Francisco Bay Area marketplace and appropriately benchmarked, as described above, based on each executives experience, level and scope of responsibilities. The Committee targets base compensation near the 50th percentile of the data derived from analysis of benchmarks, with specific emphasis on companies headquartered in the San Francisco Bay Area. The Committee sets this level to ensure that the Company is competitive in its immediate job market, which the Committee believes helps to minimize potential competitive disadvantage and supports overall goals of recruitment and retention. Base salaries are generally reviewed annually, and the Committee seeks to set a Company wide salary adjustment target percentage in line with general increases in the market, which the Committee believes has recently been in the 3% to 4% per year range. This target amount is also used to determine an overall salary increase budget for employees across the Company. The final determination of the actual salary increase for each individual is based upon, for the Chief Executive Officer, the Company’s performance and in addition, for other employees, the results of performance reviews, responsibility and experience and potential alignment of each individual’s salary in light of market data for similarly situated positions in similar companies.

Salary increases awarded to named executive officers effective January 1, 2009 were based upon performance of each of the named executive officers in 2008 and on competitive data from third party sources. The base salaries effective January 1, 2009 after the increases were as follows:

•	Anthony A. DiTonno, President and Chief Executive Officer, $348,427,

•	Stephen F. Ghiglieri, Chief Financial Officer, $310,000,

•	Jeffrey K. Tobias, M.D. Chief Medical Officer, $332,100,

•	Michael E. Markels, Vice President, Commercial Operations and Business Development, $260,000, and

•	Susan P. Rinne, Regulatory Affairs, $262,500.

Salary increases awarded to named executive officers effective January 1, 2010 were based upon performance of each of the named executive officers in 2009. The 2010 salary increases as a percentage of 2009 base salary were as follows:

•	Anthony A. DiTonno, President, Chief Executive Officer, 22.0%,

•	Stephen F. Ghiglieri, Executive Vice President, Chief Operating Officer, Chief Financial Officer, 9.7%,

•	Jeffrey K. Tobias, M.D., Executive Vice President, Research and Development, Chief Medical Officer 8.4%,

•	Michael E. Markels, Senior Vice President, Commercial and Business Development, 9.6%, and

•	Susan P. Rinne, Vice President, Regulatory Affairs, 6.0%.

The Committee targeted an approximate overall 4% salary increase for 2010 base salaries for all employees which it believes, based upon a review of the benchmarking data, was representative of overall increases in the Company’s local market.

Bonus Compensation.

The Company also rewards individual as well as corporate performance through the implementation of a performance bonus plan. Bonuses are paid to employees based on attainment of specific corporate goals which are established in consultation with the Committee, such as achievement of financial, operational, clinical, regulatory milestones, corporate partnering goals and adherence to operating budgets, as well as individual goals agreed to in advance with the employee’s manager. Individual goals are designed to support the attainment of the specified corporate goals.

In conjunction with the review performed by the third party executive compensation consultant that was engaged to assist the Committee, the Committee determined that an annual bonus program is a key feature of the overall compensation programs for public biotechnology companies. In addition to a desire to have compensation programs that are competitive in the market, the Committee believes that the Company’s compensation programs should provide a performance incentive that aligns executives’ and other employees’ interests with those of stockholders. As a result, the Committee has undertaken efforts to create an annual bonus program. In these efforts to date, the Committee has determined the target bonuses for the executives as percentages of base salary. These percentages for the calendar year 2009 were as follows:

•	Anthony A. DiTonno, 50%,

•	Stephen F. Ghiglieri, 25%,

•	Jeffrey K. Tobias, M.D., 25%,

•	Michael E. Markels, 20%, and

•	Susan P. Rinne, 20%.

In January 2010, the Committee evaluated the Company’s progress against key 2009 corporate objectives and recommended to the Board of Directors the establishment of a bonus pool. Based upon the committee’s evaluation of the attainment of corporate objectives and of the Chief Executive Officer and each of the named executive officer’s individual performance and contribution to the attainment of those objectives but with an overall bias towards overall corporate objectives, the Committee recommended to the Board of Directors the amount of bonus to be paid to the Chief Executive Officer and each of the other named executive officers. Specifically, in recognition of key accomplishments achieved in 2009, which, in the Committee’s view significantly exceeded expectations in many respects, the Committee recommended cash bonuses of 125% to 150% of target bonuses identified above. Further, based on relative contributions of each of the named executive officers, the Committee recommended that certain of the named executive officers receive a portion of their annual bonus in fully vested stock options. With regard to the stock options granted for the noncash component of the 2009 bonus, the number of shares underlying these stock options was determined by dividing the remaining unpaid cash bonus by the Company’s closing stock price on January 15, 2010, multiplied by a factor of two. The Company’s closing stock price on January 14, 2010, which was also the exercise price of these stock options, was $7.10. Cash bonuses and the number of shares underlying the stock options paid to named executive officers in January 2010 and granted to named executive officers on January 14, 2010, respectively, for 2009 performance were:

•	Anthony A. DiTonno, $183,840 cash payment and 12,291 shares,

•	Stephen F. Ghiglieri, $77,500 cash payment and 5,457 shares,

•	Michael E. Markels, $52,000 cash payment and 3,661 shares,

•	Jeffrey K. Tobias, M.D., $103,781 cash payment, and

•	Susan P. Rinne, $78,750, cash payment.

These option grants were 100% vested on the date of grant, January 14, 2010.

The Committee also recommended to the Board of Directors certain corporate objectives as a basis for establishment of the 2010 Bonus Plan. The amount of the 2010 target bonus to be paid to the named executive officers will be determined solely on the basis of achievement of corporate goals in 2010. These goals include certain financial, operational, regulatory, clinical and corporate partnering goals.

Equity Awards.

The Committee believes that the Company’s compensation programs should provide the opportunity for wealth creation for the Company’s executives and all employees in a manner that aligns their interests with those of stockholders in the creation of long term value through the Company’s success. The Company utilizes stock options to provide incentives to its named executive officers to help achieve this goal. Because the named executive officers are awarded stock options with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, these options will be valuable to these named executive officers only if the market price of the Company’s Common Stock increases after the date of grant. The Committee’s equity award determinations are based upon market data such as Radford Surveys, the experience of members of the Committee and the Board of Directors and the recommendations of the Chief Executive Officer.

All new employees, including the Company’s named executive officers, receive stock option grants when they are hired. The number of shares underlying stock option grants for new hires is intended to be competitive in the Company’s industry and its local market and is used as a recruiting tool as the Committee believes that equity compensation is a significant consideration for employees’ decisions to accept employment offers with the Company, particularly for named executive officers. Typically, stock option grants to new employees vest at the rate of 25% after the first year of service with the remainder vesting ratably over the subsequent 36 months, although some executive new hires in recent years have also contained vesting acceleration provisions related to attainment of key corporate objectives, such as clinical development and regulatory objectives for our product candidates and other operational and business goals. In addition, the Committee generally reviews the Company’s equity compensation programs annually, with a view to ensuring that the Company’s named executive officers and employees continue to have a meaningful stake in the Company’s long term success. To that end, annual stock option grants to named executive officers have in recent years contained two components: a time based vesting component (usually, monthly vesting over 48 months) and a component that vests on the six year anniversary of the grant subject to acceleration of vesting based upon attainment of key corporate objectives, determined as described above. After assessment by the Committee, all option grants are recommended to the Board of Directors for ultimate approval.

Since becoming a public company in May 2007, all stock options granted to named executive officers have an exercise price per share equal to the closing price of the Company’s Common Stock on the date of grant. Prior to becoming a public company, the Board of Directors determined the value of the Company’s Common Stock based upon the consideration of several factors impacting the Company’s valuation including, when available, independently developed contemporaneous valuations of the Company.

In January 2009, the Committee recommended, and the Board of Directors approved, stock option grants to our named executive officers as follows:

•	Anthony A. DiTonno, 50,000 shares,

•	Stephen F. Ghiglieri, 30,000 shares,

•	Jeffrey K. Tobias, M.D., 30,000 shares,

•	Michael E. Markels, 25,000 shares, and

•	Susan P. Rinne, 30,000 shares.

These option grants were determined based upon the Committee’s review of the Company’s performance in 2008. Of these option grants, 50% of the options vest evenly over 48 months and the remaining 50% vest over six years subject to acceleration for attainment of certain regulatory and commercialization objectives for our product candidates and other operational and business goals.

In January 2010, the Committee recommended, and the Board of Directors approved, stock option grants to our named executive officers as follows:

•	Anthony A. DiTonno, 80,000 shares,

•	Stephen F. Ghiglieri, 60,000 shares,

•	Jeffrey K. Tobias, M.D., 50,000 shares,

•	Michael E. Markels, 30,000 shares, and

•	Susan P. Rinne, 20,000 shares.

These option grants were determined based upon the Committee’s review of the Company’s performance in 2009. These options vest evenly over 48 months.

Severance and Change of Control Payments.

All of the Company’s named executive officers are entitled to severance payments equal to from 6 to 12 months of base salary, target bonus and full acceleration of stock option and restricted stock vesting if the named executive officer’s employment is terminated without cause by an acquiring company, or, for certain reasons, by the named executive officer, within 18 months following a change of control of the Company. In addition, and upon a change of control, certain of the Company’s named executive officers are entitled to receive a bonus determined under the 2006 Acquisition Bonus Plan, as amended in December 2008. The Committee believes that these severance and change of control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that the Company could be acquired in the future. Accordingly, the Committee believes that the larger severance packages resulting from terminations related to change of control transactions, and bonus and vesting packages relating to the change of control itself, will provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing. These arrangements were amended in 2008 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, by updating, certain terms and conditions related to the timing of severance or other payments. For a description and quantification of these severance and change of control benefits, please see the section entitled “Potential Payments Upon Termination or Change of Control.”

Other Benefits.

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, employee stock purchase and 401(k) plans, in each case on the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including its named executive officers, at levels that the Committee believes are consistent with the practices of companies in the Company’s industry and local market. It is generally the Company’s policy not to extend significant perquisites to its named executive officers that are not available to its employees.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE

Neil Kurtz, M.D., Compensation Committee Chair
Jean-Jacques Bienaimé
Robert T. Nelsen

Dated: April 19, 2010

Executive Compensation

The following table provides information regarding the compensation of the Company’s named executive officers, during the fiscal year ended December 31, 2009. The Company refers to these executive officers as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Option Grants (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Anthony A. DiTonno	2009	$348,427	—	$292,993	$183,840	$3,779	$829,038
	2008	$317,750	—	—	$50,000	$7,273	$375,023
	2007	$300,000	$48,750	$577,444	—	$135,519	$1,061,713

Stephen F. Ghiglieri	2009	$310,000	—	$158,147	$77,500	$3,262	$548,909
	2008	$295,200	—	$87,343	$18,450	$5,183	$406,176
	2007	$277,200	$34,650	$203,399	—	$21,511	$536,760

Jeffrey Tobias, M.D.,	2009	$332,100	—	$76,297	$103,781	$3,598	$515,776
	2008	$316,250	—	$87,343	$37,500	$7,055	$448,148
	2007	$299,250	$37,406	$203,399	$—	$5,963	$546,018

Michael E. Markels	2009	$260,000	—	$199,639	$52,000	$3,202	$514,841
	2008	$250,000	—	—	$12,500	$25,039	$287,539
	2007	$234,000	$23,400	$87,479	$—	$41,718	$386,597

Susan P. Rinne (5)	2009	$262,500	—	$182,472	$78,750	$3,598	$527,320
	2008	$250,000	—	—	$12,500	$5,552	$268,052
	2007	$67,307	$6,250	$284,410	$—	$50,902	$408,869

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, and sick days.
(2)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated herein by reference.
(3)	The amounts in this column represent payments pursuant to the Company’s incentive bonus plan based upon the Board of Directors’ determination of milestone attainment in 2009. The amount reported for 2009 reflects the cash portion of the bonus payout for services performed in 2009. In addition to this cash portion of the 2009 bonus payment, certain stock options were granted in lieu of the remaining cash portion. See “Compensation Discussion and Analysis—Compensation Components—Bonus Compensation” in this proxy for the terms, and number of shares underlying, these stock options.

(4)	The amounts in this column include amounts for forgiveness of notes receivable, housing allowance, discount purchase of securities through the Company’s 2007 Stock Purchase Plan, moving expense reimbursement, term insurance premiums and a sign-on bonus.
(5)	Ms. Rinne joined the Company as Vice President, Regulatory Affairs in September 2007. Accordingly, the salary amount with respect to fiscal year ended December 31, 2007 reflects the amount she was paid during that year for services she performed as Vice President, Regulatory Affairs.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2009. All options were granted at the fair market value of the Company’s Common Stock, as determined by the Company’s Board of Directors on the date of grant and were granted under the Company’s 2007 Stock Plan.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	All Other Option Grants: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards
			Target (1)
Anthony A. DiTonno	—		$183,480	—	—
	1/15/2009	(2)	—	80,000	$1.25
	1/15/2009	(3)	—	50,000	$1.25
	7/29/2009	(2)	—	35,000	$8.50
	12/3/2009	(2)	—	1,000	$8.32
Stephen F. Ghiglieri	—		$77,500	—	—
	1/15/2009	(2)	—	29,520	$1.25
	1/15/2009	(3)	—	30,000	$1.25
	7/29/2009	(2)	—	20,000	$8.50
	12/3/2009	(2)	—	1,000	$8.32
Jeffrey Tobias, M.D.	—		$83,025	—	—
	1/15/2009	(2)	—	60,000	$1.25
	1/15/2009	(3)	—	30,000	$1.25
	12/3/2009	(2)	—	1,000	$8.32
Michael E. Markels	—		$52,000	—	—
	1/15/2009	(2)	—	20,000	$1.25
	1/15/2009	(3)	—	25,000	$1.25
	7/29/2009	(2)	—	30,000	$8.50
	12/3/2009	(2)	—	1,000	$8.32
Susan P. Rinne	—		$52,500	—	—
	1/15/2009	(2)	—	20,000	$1.25
	1/15/2009	(3)	—	30,000	$1.25
	11/19/2009	(2)	—	25,000	$8.38
	12/3/2009	(2)	—	1,000	$8.32

(1)	The amounts in this column represent the target amounts of bonuses payable under the Company’s incentive bonus plan. The target amount represents the total amount that was potentially payable in cash. The actual amounts paid, which were comprised of a 50% payout in cash and stock options in lieu of the remaining cash portion, are set forth in “Compensation Discussion and Analysis—Compensation Components—Bonus Compensation” in this proxy.
(2)	One Hundred percent (100%) of the shares subject to the option vest and became exercisable upon grant.
(3)	In connection with 50% of shares subject to option, the achievement of certain performance criteria provides for acceleration of vesting in five equal installments of 20% each. Notwithstanding the acceleration vesting provision, 50% of the option would be 100% vested on January 15, 2015. In connection with the remaining 50% of shares subject to option, the option vests in forty-eight equal monthly installments beginning on February 15, 2009.

Employment Agreements

The Company has entered into executive employment agreements with each of its named executive officers: Anthony DiTonno, Stephen Ghiglieri, Jeffrey Tobias, Michael Markels and Susan Rinne.

The agreements provide for these officers to remain the Company’s at-will employees and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors. The Company’s agreements with these officers provide that in the event of a change of control, certain limited acceleration of vesting periods for unvested stock options occurs. In addition, these agreements provide additional benefits if within the eighteen month period following a change of control of the company they resign for good reason or are terminated by the Company or its successor other than for cause. These agreements were amended and restated in 2008 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, by updating certain terms and conditions related to the timing of severance payments.

Upon a qualifying resignation or termination, Mr. DiTonno, will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twelve months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him; and continued employee benefits until the earlier of twelve months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits.

Upon a qualifying resignation or termination, Messrs. Ghiglieri, Dr. Tobias and Markels will become entitled to receive continuing severance payments at a rate equal to their base salaries for a period of nine months; lump sum payments equal to their full target annual bonuses; acceleration in full of vesting of options for Common Stock held by them; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by them; and continued employee benefits until the earlier of nine months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits.

Upon a qualifying resignation or termination, Ms. Rinne will become entitled to receive continuing severance payments at a rate equal to her base salary for a period of six months; lump sum payments equal to 50% of her target annual bonus; acceleration of vesting of 50% of options for Common Stock held by her; and continued employee benefits until the earlier of nine months following the date of termination or resignation or the date that she obtains employment with generally similar employee benefits.

For a complete description and quantification of benefits payable to the Company’s named officers on and following termination of employment under plans and programs currently in effect, see “Potential Payments Upon Termination Or Change In Control.”

Outstanding Equity Awards

The following table presents certain information concerning the outstanding option awards held as of December 31, 2009 by each named executive officer.

	Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date
Name	Exercisable		Unexercisable
Anthony A. DiTonno	64,999		—		2.70	4/28/2014
	27,260	(2)	—		1.95	3/15/2015
	27,260	(1)	—		1.95	3/15/2015
	21,941	(1)(5)	—		3.75	3/14/2016
	10,000	(1)(5)	—		11.25	1/4/2017
	20,001		11,999	(1)	8.63	10/2/2017
	27,000		21,000	(2)	8.63	10/2/2017
	110,729		19,271	(3)	1.25	1/15/2019
	35,000		—		8.50	7/29/2019
	1,000		—		8.32	12/3/2019
			—		—

Stephen F. Ghiglieri	18,266		—		2.70	4/28/2014
	18,266	(1)	—		2.70	4/28/2014
	10,134	(2)	—		1.95	3/15/2015
	10,134	(1)	—		1.95	3/15/2017
	8,166	(1)(5)	—		3.75	3/15/2016
	5,000	(1)(5)	—		11.25	1/5/2017
	10,000	(1)	—		8.63	10/2/2017
	4,687		10,313	(2)	8.63	10/2/2017
	11,978		13,022	(2)	5.43	1/10/2018
	25,383		11,563	(1)	1.25	1/15/2019
	20,000		—		8.50	7/29/2019
	1,000		—		8.32	12/3/2019
	22,574		—		1.25	1/15/2019
			—		—

Jeffrey Tobias, M.D.	86,666		—		3.75	1/27/2016
	5,000	(1)(5)	—		11.25	1/4/2017
	10,000		—		8.63	10/2/2007
	4,687		10,313	(2)	8.63	10/2/2017
	11,978		13,022	(2)	5.43	1/9/2018
	56,437		11,563	(3)	1.25	1/15/2019
	1,000		—		8.32	12/3/2019
			—		—

Michael E. Markels	8,666	(4)(5)	—		3.75	6/2/2016
	27,333	(3)(5)	—		—	6/26/2016
	30,666	(1)(5)	—		4.20	9/21/2016
	2,500	(1)(5)	—		11.25	1/5/2017
	4,000		—		8.63	10/2/2017
	1,875		4,125	(2)	8.63	10/2/2017
	35,364		9,636	(3)	1.25	1/16/2019
	30,000		—		8.50	7/30/2019
	1,000		—		8.32	12/4/2019
			—		—

Susan P. Rinne	28,124		2,1876	(3)	8.63	10/2/2017
	38,437		11,563	(3)	1.25	1/15/2019
	25,000		—		8.38	11/19/2019
	1,000		—		8.32	12/3/2019

(1)	Vests in full on the sixth anniversary of the grant date. The vesting will accelerate upon the attainment by the Company of certain milestones.
(2)	Vests as to 1/48 of the shares underlying the option monthly following the grant date.
(3)	Vests as to 1/4 of the shares underlying the option on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter.
(4)	Vests as to 20.85% of the shares underlying the option immediately and as to 1/36 of the underlying shares monthly thereafter.
(5)	Options allow for early exercise.

Options Exercised and Stock Vested

The following table presents certain information concerning the exercise of options and vesting of stock awards by each of the named executive officers during the fiscal year ended December 31, 2009, including the value of gains on exercise and the value of the stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Anthony A. DiTonno	—	—	—	—
Stephen F. Ghiglieri	—	—	—	—
Jeffrey Tobias, M.D.	22,000	152,466	—	—
Michael E. Markels	—	—	—	—
Susan P. Rinne	—	—	—	—

(1)	Value realized is based on the fair market value of the Company’s common stock on the date of exercise (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) minus the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

Potential Payments Upon Termination or Change of Control

The following summaries set forth potential payments payable to the Company’s named executive officers upon termination of employment or a change in control of the Company under their current executive employment agreements and the Company’s other compensation programs. These agreements were amended and restated in 2009 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, by updating certain terms and conditions related to the timing of severance payments.

For the purpose of the executive employment agreements, “cause” means an officer:

•	fails to perform his or her duties (other than due to his or her incapacity as a result of physical or mental illness for a period not to exceed 90 days);

•	engages in conduct which is materially injurious to the Company, its business or reputation, or which constitutes gross misconduct;

•	materially breaches the terms of any agreement between him or her and the Company;

•	materially breaches or takes any action in material contravention of the Company’s policies adopted by the Board of Directors or any committee thereof;

•	is convicted of, or admits or pleads no contest with respect to a felony or commits an act of fraud against the Company; or

•	misappropriates material property belonging to the Company or an act of violence against an officer, director, employee or consultant of the Company.

For the purpose of the executive employment agreements, “good reason” means:

•	a material reduction in his or her salary or benefits other than as a result of a reduction in compensation affecting the Company’s or its successor entity’s employees generally;

•	a material diminution of his or her duties or responsibilities relative to his or her duties and responsibilities in effect immediately prior to a change in control;

•	relocation of his or her place of employment to a location more than 35 miles from the Company’s office location at the time of a change in control; or

•	failure of a successor entity in any change in control to assume and perform under his or her executive employment agreement.

For the purpose of the executive employment agreements, “disability” means an officer’s inability to perform his or her duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the officer or the officer’s legal representative.

2006 Acquisition Bonus Plan, as amended in December 2008

Each of Messrs. DiTonno, Ghiglieri, and Markels, Dr. Tobias and Ms. Rinne is eligible to receive a cash amount in connection with a change in control of the Company pursuant to the Company’s 2006 Acquisition Bonus Plan, as amended in December 2008. Such bonus is determined by taking one percent of the net proceeds of the change of control and multiplying such amount by a set percentage for each such named executive officer. In addition, the plan provides for a potential payment if there is a difference between cash available to common stockholders and preferred stockholders. This plan was amended in 2008 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, by updating certain terms and conditions related to the timing of severance payments.

Anthony A. DiTonno

Mr. DiTonno’s employment is at-will. Either the Company or Mr. DiTonno may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. DiTonno will receive acceleration of vesting of each of Mr. DiTonno’s restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. DiTonno may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. DiTonno if Mr. DiTonno terminates his employment for good reason or the Company terminates Mr. DiTonno without cause within the 18-month period following a change in control.

Termination by the Company or termination by Mr. DiTonno prior to a change in control. If Mr. DiTonno is terminated for any reason, or if Mr. DiTonno terminates his employment for any reason, in each case prior to a change in control of the Company, Mr. DiTonno will not receive any severance.

Termination by the Company (other than for cause) or termination by Mr. DiTonno for good reason following a change in control. If Mr. DiTonno is terminated for any reason other than for cause, or if Mr. DiTonno terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. DiTonno will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his base salary and a lump-sum payment equal to 100% of Mr. DiTonno’s target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. DiTonno’s employment by the Company without cause or by Mr. DiTonno for good reason during the 18-month period following the change in control. Following such terminations, Mr. DiTonno will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. DiTonno secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. DiTonno other than for good reason following a change in control. Upon termination for any other reason, Mr. DiTonno is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. DiTonno’s employment as a result of Mr. DiTonno’s disability or if Mr. DiTonno’s employment terminates upon Mr. DiTonno’s death, Mr. DiTonno is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. DiTonno’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance	Bonus		Value of Accelerated Equity Awards (2)
Prior to a change in control	—	—		—
Upon a change in control	—	$650,000	(1)	$65,396
Without cause or for good reason following a change in control	$425,081	$212,540		$464,558
Death	—	—		—
Disability	—	—		—
Other	—	—		—

(1)	Represents payments to be received pursuant to the 2006 Acquisition Bonus Plan, as amended in December 2008 in connection with a change of control that would have resulted in net proceeds to the Company’s stockholders of at least $250.0 million.
(2)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (assumed to be the closing price on December 31, 2009) multiplied by the shares vesting on the acceleration date.

Stephen F. Ghiglieri

Mr. Ghiglieri’s employment is at-will. Either the Company or Mr. Ghiglieri may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Ghiglieri will receive acceleration of vesting of each of Mr. Ghiglieri’s restricted stock grants and outstanding options to purchase the Company’s Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Ghiglieri may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Ghiglieri if Mr. Ghiglieri terminates his employment for good reason or the Company terminates Mr. Ghiglieri without cause within the 18-month period following a change in control.

Termination by the Company or termination by Mr. Ghiglieri prior to a change in control. If Mr. Ghiglieri is terminated for any reason, or if Mr. Ghiglieri terminates his employment for any reason, in each case prior to a change in control of the Company, Mr. Ghiglieri will not receive any severance.

Termination by the Company (other than for cause) or termination by Mr. Ghiglieri for good reason following a change in control. If Mr. Ghiglieri is terminated for any reason other than cause, or if Mr. Ghiglieri terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. Ghiglieri will be entitled to receive nine months of severance pay (less applicable withholding taxes) payable over nine months at a rate equal to his base salary and a lump-sum payment equal to

100% of Mr. Ghiglieri’s target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. Ghiglieri’s employment by the Company without cause or by Mr. Ghiglieri for good reason during the 18-month period following the change in control. Following such terminations, Mr. Ghiglieri will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. Ghiglieri secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. Ghiglieri other than for good reason following a change in control. Upon termination for any other reason, Mr. Ghiglieri is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Ghiglieri’s employment as a result of Mr. Ghiglieri’s disability or if Mr. Ghiglieri’s employment terminates upon Mr. Ghiglieri’s death, Mr. Ghiglieri is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Ghiglieri’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance	Bonus		Value of Accelerated Equity Awards (2)
Prior to a change in control	—	—		—
Upon a change in control	—	$600,000	(1)	$54,485
Without cause or for good reason following a change in control	$255,053	$119,025		$294,437
Death	—	—		—
Disability	—	—		—
Other	—	—		—

(1)	Represents payments to be received pursuant to the 2006 Acquisition Bonus Plan, as amended in December 2008 in connection with a change of control that would have resulted in net proceeds to the Company’s stockholders of at least $250.0 million.
(2)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (assumed to be the closing price on December 31, 2009) multiplied by the shares vesting on the acceleration date.

Jeffrey Tobias, M.D.

Dr. Tobias’ employment is at-will. Either the Company or Dr. Tobias may terminate the executive employment agreement at any time. Upon a change in control of the Company, Dr. Tobias will receive acceleration of vesting of each of Dr. Tobias’ restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Dr. Tobias may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Dr. Tobias if Dr. Tobias terminates his employment for good reason or the Company terminates Dr. Tobias without cause within the 18-month period following a change in control.

Termination by the Company or termination by Dr. Tobias prior to a change in control. If Dr. Tobias is terminated for any reason, or if Dr. Tobias terminates his employment for any reason, in each case prior to a change in control of the Company, Dr. Tobias will receive no severance.

Termination by the Company (other than for cause) or termination by Dr. Tobias for good reason following a change in control. If Dr. Tobias is terminated for any reason other than cause, or if Dr. Tobias terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Dr. Tobias will be entitled to receive nine months of severance pay (less applicable withholding taxes) payable over nine months at a rate equal to his base salary and a lump-sum payment equal to 100% of Dr. Tobias’ target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Dr. Tobias’ employment by the Company without cause or by Dr. Tobias for good reason during the 18-month period following the change in control. Following such terminations, Dr. Tobias will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Dr. Tobias secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Dr. Tobias other than for good reason following a change in control. Upon termination for any other reason, Dr. Tobias is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Dr. Tobias’ employment as a result of Dr. Tobias’ disability or if Dr. Tobias’ employment terminates upon Dr. Tobias’ death, Dr. Tobias is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Dr. Tobias’ employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance	Bonus		Value of Accelerated Equity Awards (2)
Prior to a change in control	—	—		—
Upon a change in control	—	$500,000	(1)	$28,327
Without cause or for good reason following a change in control	$269,997	$126,000		$278,701
Death	—	—		—
Disability	—	—		—
Other	—	—		—

(1)	Represents payments to be received pursuant to the 2006 Acquisition Bonus Plan, as amended in December 2008 in connection with a change of control that would have resulted in net proceeds to the Company’s stockholders of at least $250.0 million.
(2)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (assumed to be the closing price on December 31, 2009) multiplied by the shares vesting on the acceleration date.

Michael E. Markels

Mr. Markels’ employment is at-will. Either the Company or Mr. Markels may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Markels will receive acceleration of vesting of each of Mr. Markels’ restricted stock grants and outstanding options to purchase

Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Markels may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Markels if Mr. Markels terminates his employment for good reason or the Company terminates Mr. Markels without cause within the 18-month period following a change in control.

Termination by the Company or termination by Mr. Markels prior to a change in control. If Mr. Markels is terminated for any reason, or if Mr. Markels terminates his employment for any reason, in each case prior to a change in control of the Company, Mr. Markels will receive no severance.

Termination by the Company (other than for cause) or termination by Mr. Markels for good reason following a change in control. If Mr. Markels is terminated for any reason other than cause, or if Mr. Markels terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. Markels will be entitled to receive nine months of severance pay (less applicable withholding taxes) payable over nine months at a rate equal to his base salary and a lump-sum payment equal to 100% of Mr. Markels’ target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. Markels’ employment by the Company without cause or by Mr. Markels for good reason during the 18-month period following the change in control. Following such terminations, Mr. Markels will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. Markels secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. Markels other than for good reason following a change in control. Upon termination for any other reason, Mr. Markels is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Markels’ employment as a result of Mr. Markels’ disability or if Mr. Markels’ employment terminates upon Mr. Markels’ death, Mr. Markels is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Markels’ employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance	Bonus		Value of Accelerated Equity Awards (2)
Prior to a change in control	—	—		—
Upon a change in control	—	$125,000	(1)	$30,439
Without cause or for good reason following a change in control	$213,720	$85,488		$203,798
Death	—	—		—
Disability	—	—		—
Other	—	—		—

(1)	Represents payments to be received pursuant to the 2006 Acquisition Bonus Plan, as amended in December 2008 in connection with a change of control that would have resulted in net proceeds to the Company’s stockholders of at least $250.0 million.

(2)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (assumed to be the closing price on December 31, 2009) multiplied by the shares vesting on the acceleration date.

Susan P. Rinne

Ms. Rinne’s employment is at-will. Either the Company or Ms. Rinne may terminate the executive employment agreement at any time. Ms. Rinne may be eligible to receive certain severance payments and acceleration of vesting of stock options and restricted stock grants held by Ms. Rinne if Ms. Rinne terminates her employment for good reason or the Company terminates Ms. Rinne without cause within the 18-month period following a change in control.

Termination by the Company or termination by Ms. Rinne prior to a change in control. If Ms. Rinne is terminated for any reason, or if Ms. Rinne terminates her employment for any reason, in each case prior to a change in control of the Company, Ms. Rinne will receive no severance.

Termination by the Company (other than for cause) or termination by Ms. Rinne for good reason following a change in control. If Ms. Rinne is terminated for any reason other than cause, or if Ms. Rinne terminates her employment for good reason, in each case within the 18-month period following a change in control of the Company, Ms. Rinne will be entitled to receive six months of severance pay (less applicable withholding taxes) payable over six months at a rate equal to her base salary and a lump-sum payment equal to 50% of Ms. Rinne’s target annual bonus as of the date of such termination. In addition, 50% of Ms. Rinne’s then outstanding options to purchase shares of the Company’s Common Stock shall immediately vest and become exercisable and all of the shares of the Company’s Common Stock then held by Ms. Rinne subject to a Company right of repurchase shall immediately vest and such right of repurchase shall lapse upon termination of Ms. Rinne’s employment by the Company without cause or by Ms. Rinne for good reason during the 18-month period following the change in control. Following such terminations, Ms. Rinne will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 9 months or such time as Ms. Rinne secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Ms. Rinne other than for good reason following a change in control. Upon termination for any other reason, Ms. Rinne is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Ms. Rinne’s employment as a result of Ms. Rinne’s disability or if Ms. Rinne’s employment terminates upon Ms. Rinne’s death, Ms. Rinne is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Ms. Rinne’s employment was terminated under each of these circumstances on December 31, 2009, such payments and benefits have an estimated value of:

	Cash Severance	Bonus		Value of Accelerated Equity Awards (2)
Prior to a change in control	—	—		—
Upon a change in control	—	$125,000	(1)	$16,866
Without cause or for good reason following a change in control	$139,125	$27,825		$257,815
Death	—	—		—
Disability	—	—		—
Other	—	—		—

(1)	Represents payments to be received pursuant to the 2006 Acquisition Bonus Plan, as amended in December 2008 in connection with a change of control that would have resulted in net proceeds to the Company’s stockholders of at least $250.0 million.
(2)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (assumed to be the closing price on December 31, 2009) multiplied by the shares vesting on the acceleration date.

Director Compensation

The following table sets forth a summary of all non-employee director compensation for the year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Jean Jacques Bienaimé	80,090	70,246	150,336
Neil M. Kurtz	60,083	43,701	103,784
Robert T. Nelsen	44,046	43,701	87,747
Bruce A. Peacock (2)	25,500	17,155	42,655
Bradford S. Goodwin	21,245	90,274	111,519
John Orwin	2,921	110,124	113,045

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated herein by reference.
(2)	Mr. Peacock resigned from the Board of Directors in June 2009.

The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors receive a quarterly retainer of $6,250 and the Chairman of the Board of Directors receives a quarterly retainer of $12,500. The Chairman of the Audit Committee receives an additional cash retainer of $2,500 quarterly. The Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional cash retainer of $2,188 quarterly. Non-employee directors also receive cash fees of $3,000 for each Board of Directors meeting and $1,000 for each Audit and Compensation Committee meeting attended in person and $1,500 for each Board of Directors meeting and $500 for each Audit and Compensation Committee meeting attended by telephone.

The Company’s 2007 Stock Plan provides for the automatic grant of non-statutory options to non-employee directors. Each newly appointed non-employee director, except for those directors who become non-employee directors by ceasing to be employee directors, receives an initial option to purchase 20,000 shares upon such appointment. This option vests ratably each year, so that the option is fully vested and exercisable on the fourth anniversary of its grant date, subject to the director’s continued service on each relevant vesting date. In addition, on an annual basis, at each Annual Meeting of Stockholders, non-employee directors who have been directors for at least 12 months as of the date of such annual meeting of stockholders will receive an option to purchase 10,000 shares immediately following such annual meeting. This option will vest in full on the first anniversary of its grant date, subject to the director’s continued service on such date. All options granted under the automatic grant provisions have a term of ten years and an exercise price per share equal to the fair market value on the date of grant.

In addition, pursuant to the Company’s 2006 Acquisition Bonus Plan, as amended in December 2008, as more fully discussed under “Potential Payments Upon Termination or Change of Control—2006 Acquisition Bonus Plan, as amended in December 2008,” directors Jean-Jacques Bienaimé and Neil Kurtz will receive $50,000 and $25,000, respectively, upon a change of control of the Company in connection with their service as members of the Company’s Board of Directors.

Employee directors who meet the eligibility requirements may participate in the Company’s 2007 Employee Stock Purchase Plan.

The Company maintains directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from May 2, 2009 through May 2, 2010 at a total annual cost of approximately $345,683. The primary carrier is National Union Fire Insurance Company of Pittsburgh, PA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2009, the Company’s executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was amended and approved on May 29, 2008. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board of Directors of the Company in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iii) the independent registered public accounting firms’ qualifications, independence and performance and (iv) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;

•

Discussed with Ernst & Young LLP matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from the independent accountant, Ernst & Young LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent accountant, Ernst & Young LLP, the independent accountant’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Bradford S. Goodwin, Audit Committee Chair

Jean-Jacques Bienaimé

John Orwin.

Dated: April 19,2010

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Independence of Directors

The Board of Directors has determined that directors Mr. Bienaimé, Dr. Kurtz, Mr. Goodwin, Mr. Nelsen and Mr Orwin are each independent as defined under The NASDAQ Stock Market listing standards. The Board of Directors has also determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under The NASDAQ Stock Market listing standards, and that each member of the Audit Committee is independent as defined under The NASDAQ Stock Market listing standards, as well as the applicable SEC rules. In reaching its conclusions on independence, the Board of Directors reviewed the relationship of Mr. Nelsen with certain investors in the Company and determined that such relationships did not affect his independence under the standards of The NASDAQ Stock Market.

Policies and Procedures for Related Party Transactions

Pursuant to the Audit Committee’s charter, the Company’s policy is for the Audit Committee to review and approve all related party transactions for which such approval is required by applicable SEC rules or the rules of the NASDAQ Stock Market LLC. The Company has not adopted specific standards for approval of these transactions, but instead reviews each such transaction on a case by case basis. The December 23, 2007 and January 3, 2008 private placement described below, was approved by the members of the Audit Committee and by a majority of the disinterested members and independent members of the Board of Directors at the meetings of the Board of Directors where such transaction was approved.

Private Placement

On December 23, 2007, the Company agreed to issue pursuant to a Securities Purchase Agreement (the “SPA”), by and among the Company and certain investors (including entities affiliated with ARCH Venture Partners, beneficial owners of more than 5% of the Company’s voting securities at the time of the Private Placement): (i) 4,020,910 shares of its Common Stock at a purchase price of $6.18 per share, the last closing price of the Company’s Common Stock on the NASDAQ Global Market prior to execution of the SPA, and (ii) warrants to purchase 1,206,273 shares of its Common Stock (the “Warrants”) with a purchase price for the Warrants equal to $0.125 per share of Common Stock underlying such Warrants. The Company received aggregate gross proceeds of approximately $25 million from the sale of the Common Stock and Warrants, of which entities affiliated with ARCH Venture Partners purchased 382,170 shares of Common Stock and Warrants to purchase 114,651 shares of Common Stock for approximately $2.38 million. The Warrants have a term of five years, contain a net-exercise provision, and have an exercise price of $8.034 per share. The initial closing of the private placement occurred on December 28, 2007, and the subsequent, and final, closing occurred on January 3, 2008. Pursuant to the Registration Rights Agreement entered into in connection with the SPA, the Company agreed to file a registration statement covering the resale of the Common Stock and the shares of Common Stock underlying the Warrants issued and issuable to the investors in the private placement no later than five days from the date that the Company first becomes eligible to file a resale registration statement on Form S-3, and to seek to have such registration statement declared effective no later than 35 days from such date, or, if the Company’s registration statement is reviewed by the SEC, 90 days from such date. The Company filed a Form S-3 on May 2, 2008 (SEC File No. 333-150614), which was declared effective by the SEC on May 13, 2008. In addition, the Company amended its Third Amended and Restated Investors’ Rights Agreement to provide the investors in the private placement with certain piggyback registration rights, along with certain demand registration rights for the shares purchased in connection with the Private Placement. Robert Nelsen, a member of the Board of Directors, is a managing director of ARCH Venture Partners.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Board of Directors approved amendments to the form of indemnification agreement in March 2009. These amendments relate in part to the primacy of indemnification, mutual acknowledgment and the effectiveness of the agreement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members have been an officer or employee of the Company either during or prior to such member’s serving on the Compensation Committee. See also, with respect to Compensation Committee member Robert Nelson, the discussion above under the heading “private placement.”

Other Matters

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 19, 2010

Appendix A

NEUROGESX, INC.

2007 STOCK PLAN

(As Amended and Restated [            ], 2010)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means NeurogesX, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(cc) “Performance Period” means any Fiscal Year or such longer or shorter period as determined by the Administrator in its sole discretion.

(dd) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg) “Plan” means this 2007 Stock Plan.

(hh) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 2,366,788 Shares, which includes increases under Section 3(b) below for years prior to the 2011 Fiscal Year, plus (ii) any Shares subject to stock options or similar awards granted under the NeurogesX 2000 Incentive Stock Plan (the “Old Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Old Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this clause (ii) equal to 866,666 Shares (which includes Shares returned to the Plan pursuant to clause (ii) prior to the 2011 Fiscal Year). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan shall be increased on the first day of each Fiscal Year in an amount equal to the least of (A) 1,333,333 Shares, (B) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (C) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards;

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the

Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial employment, an Employee may be granted Options covering up to an additional 500,000 Shares.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the

Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year, no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial employment, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial employment, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant; provided, however, that no Participant will be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial employment, an Employee may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right shall be determined by the Administrator and shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial employment, an Employee may be granted up to an additional 150,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Formula Awards to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 11. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Type of Option. If Options are granted pursuant to this Section they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 11(g) and 15).

(d) Initial Award. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 20,000 Shares (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.

(e) Annual Award. Each Outside Director, other than the Chairman of the Board, will be automatically granted an Option to purchase 10,000 Shares (an “Annual Award”) on each date of the annual meeting of the stockholders of the Company beginning in 2010, if as of such date, he or she will have served on the Board for at least the preceding six (6) months. The Chairman of the Board will be automatically granted an Option to purchase 15,000 Shares (an “Annual Chairman Award”) on each date of the annual meeting of the stockholders of the Company beginning in 2010, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(f) Terms. The terms of each Award granted pursuant to this Section will be as follows:

(i) The term of the Award will be ten (10) years.

(ii) The exercise price for Shares subject to Awards will be one hundred percent (100%) of the Fair Market Value on the grant date.

(iii) Subject to Section 15, the Initial Award will vest and become exercisable as to twenty-five percent (25%) of the Shares subject to the Initial Option on each anniversary of its grant date, provided that the Participant continues to serve as a Director through each such date.

(iv) Subject to Section 15, the Annual Award and Annual Chairman Award will vest and become exercisable as to one hundred percent (100%) of the Shares subject to such Award on the day prior to the next year’s annual shareholder meeting (but in no event later than December 31 of the calendar year following the calendar year during which the Annual Award and Annual Chairman Award is granted), provided that the Participant continues to serve as a Director through such date.

(g) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including attainment of research and development milestones, business divestitures and acquisitions, in license and out license activities, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per Share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, and working capital, business development and commercial partnerships. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance

Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified “performance-based compensation” as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one (1) day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan, and the number of Shares issuable pursuant to Awards to be granted under Section 11 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair

Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NEUROGESX c/o Shareowner ServicesSM

P.O. Box 64945, St. Paul, MN 55164-0945

NEUROGESX

ADDRESS BLOCK

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote in Person

Attend the Company’s Annual Meeting of Stockholders on June 2, 2010 at 2:00 p.m., local time, at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, and vote in person at the Meeting.

Please detach here

DIRECTORS RECOMMEND VOTE “FOR” ALL NOMINEES AND PROPOSALS.

VOTE ON DIRECTORS:

1. To elect two (2) Class III directors, to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

Nominees:

01 Neil Kurtz M.D.

02 Anthony DiTonno

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) VOTE ON PROPOSALS:

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 (Proposal Two);

For

Against

Abstain

3. To approve adoption of the 2007 Stock Plan (as amended and restated) (Proposal Three);

For

Against

Abstain

4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Address Change? Mark Box

Indicate Changes below

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

NEUROGESX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROGESX, INC. FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2010

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors of NeurogesX, Inc., for the 2010 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Form are being distributed on or about May 5, 2010. You can vote your shares using one of the following methods:

Complete and return a written proxy card; or

Attend the Company’s 2010 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy Card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The NeurogesX, Inc. proxy statement and 2009 Annual Report to Stockholders (which includes the Annual Report on Form 10-K) are available at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

NEUROGESX

NEUROGESX, INC.

2207 Bridgepointe Parkway, Suite 150 San Mateo, California, 94404

proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROGESX, INC.

The undersigned hereby appoints Anthony A. DiTonno and Stephen F. Ghiglieri, and each of them, with power to act without the other and with full power of substitution, the lawful attorney and proxy of the undersigned, and, in their discretion upon such other business as may properly be presented to the meeting, all of the shares of NEUROGESX, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 2, 2010 at the Company’s offices located at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404 and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

See reverse for voting Instructions.